CERTIFICATION OF CORPORATE OFFICERS

     Each of the undersigned hereby certifies in his capacity as an officer of Avado Brands, Inc. (the "Company") that the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002 fully complies with the requirements of
Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of the periods covered by such report and the results of operations of the Company for such periods.



Date: August 13, 2002                   By:  /s/ Tom E. DuPree, Jr.
                                             ------------------------------
                                             Tom E. DuPree, Jr.
                                             Chairman of the Board and
                                             Chief Executive Officer


Date: August 13, 2002                   By:  /s/ Louis J. Profumo
                                            -------------------------------
                                             Louis J. Profumo
                                             Chief Financial Officer